EXHIBIT 99.1
REVOLVING CREDIT AGREEMENT
Dated as of April 25, 2006
among
THE YANKEE CANDLE COMPANY, INC.,
THE LENDERS LISTED ON SCHEDULE I HERETO,
and
CITIZENS BANK OF MASSACHUSETTS,
as Administrative Agent, Issuing Lender

i

(continued)

(continued)

				Page
		7.16.3.	Ineligible Securities	38
	7.17.	Environmental Compliance		38
	7.18.	Subsidiaries, etc		39
	7.19.	Disclosure		39
8.	AFFIRMATIVE COVENANTS			39
	8.1.	Payment of Obligations		39
	8.2.	Maintenance of Office		40
	8.3.	Records and Accounts		40
	8.4.	Financial Statements, Certificates and Information		40
	8.5.	Notices		42
	8.6.	Legal Existence; Maintenance of Properties		43
	8.7.	Insurance		43
	8.8.	Inspection Rights		43
	8.9.	Compliance with Laws, Contracts, Licenses, and Permits		43
	8.10.	Use of Proceeds		44
	8.11.	Additional Subsidiary Guarantors		44
	8.12.	Further Assurances		44
	8.13.	Post-Closing Covenant		44
9.	CERTAIN NEGATIVE COVENANTS			44
	9.1.	Restrictions on Indebtedness		44
	9.2.	Restrictions on Liens		45
		9.2.1.	Permitted Liens	45
		9.2.2.	Restrictive Agreements	47
	9.3.	Restrictions on Investments		47
	9.4.	Restricted Payments		48
	9.5.	Merger, Consolidation and Disposition of Assets		48
		9.5.1.	Mergers and Acquisitions	48
		9.5.2.	Disposition of Assets	49
	9.6.	Subordinated Debt		49
	9.7.	Business Activities		50
	9.8.	Fiscal Year		50
	9.9.	Transactions with Affiliates		50
	9.10.	Hedging Agreement		50
10.	FINANCIAL COVENANTS			50
	10.1.	Leverage Ratio		50
	10.2.	Fixed Charge Coverage The Borrower will not permit the Fixed Charge Coverage Ratio, as of the end of any Reference Period, to be less than 2:00:1.00, measured quarterly		50
	10.3.	Consolidated Net Worth		50
11.	CLOSING CONDITIONS			50
	11.1.	Loan Documents		50
	11.2.	Certified Copies of Governing Documents		51
	11.3.	Corporate or Other Action		51
	11.4.	Incumbency Certificate		51
	11.5.	[Intentionally Omitted]		51
	11.6.	[Intentionally Omitted]		51
	11.7.	[Intentionally Omitted]		51

(continued)

(continued)

v

Exhibits

Exhibit A	Form of Tranche A Note
Exhibit B	Form of Tranche A Loan Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Assignment and Acceptance
Exhibit F	Form of Subsidiary Guaranty
Schedules

Schedule 1	Lenders and Commitments
Schedule 7.3	Title to Properties; Leases
Schedule 7.5	Restricted Payments
Schedule 7.7	Litigation
Schedule 7.17	Environmental Compliance
Schedule 7.18	Subsidiaries Etc.
Schedule 9.1	Existing Indebtedness
Schedule 9.2	Existing Liens
Schedule 9.3	Existing Investments

REVOLVING CREDIT AGREEMENT
     This REVOLVING CREDIT AGREEMENT is made as of April 25, 2006, by and among The Yankee Candle Company, Inc. (the “Borrower”), a Massachusetts corporation having its principal place of business at 16 Yankee Candle Way, South Deerfield, MA 01373, Citizens Bank of Massachusetts and the other lending institutions listed on Schedule 1 hereto (the “Lenders”) and Citizens Bank of Massachusetts as agent for itself and such other lending institutions (the “Administrative Agent”).
1. DEFINITIONS AND RULES OF INTERPRETATION.
     1.1. Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Credit Agreement referred to below:
     Adjustment Date. The first Business Day following the date on which the Administrative Agent has received the financial statements required to be delivered pursuant to §8.4(a) or (b), as the case may be, for the most recently completed Fiscal Quarter and the Compliance Certificate required to be delivered pursuant to §8.4(f).
     Administrative Agent’s Office. The Administrative Agent’s office located at 28 State Street, 15th Floor, Boston, Massachusetts 02109, or at such other location as the Administrative Agent may designate from time to time.
     Administrative Agent. Citizens Bank of Massachusetts, acting as agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with §14.9.
     Administrative Agent’s Special Counsel. Bingham McCutchen LLP or such other counsel as may be approved by the Administrative Agent.
     Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.
     Affiliate. With respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin set forth below with respect to the Total Capitalization Ratio, as determined at the end of the Fiscal Quarter ended immediately prior to the applicable Rate Adjustment Period.

		Prime	Tranche A
		Rate	LIBOR Rate	Letter of	Tranche A
Level	Total Capitalization Ratio	Loans	Loans	Credit Fees	Commitment Fee
I	Greater than 0.70:1.00	0.00%	1.125%	1.125%	0.250%
II	Less than or equal to 0.70:1.00 but greater than 0.40:1.00	0.00%	0.850%	0.850%	0.200%
III	Less than or equal to 0.40:1.00 but greater than or equal to 0.25:1.00	0.00%	0.625%	0.625%	0.150%
IV	Less than 0.25:1.00	0.00%	0.500%	0.500%	0.125%

     Notwithstanding the foregoing, if the Borrower fails to deliver any Compliance Certificate pursuant to §8.4(f) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.
     Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.
     Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     Asset Sale. Any one or series of related transactions in which the Borrower or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to the Borrower or any Subsidiary of the Borrower) whether owned on the Closing Date or thereafter acquired.
     Assignment and Acceptance. An assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by §15.2), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
     Balance Sheet Date. December 31, 2005.
     Borrower. As defined in the preamble hereto.
     Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.
     Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.
     Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.
     Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
     Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     Cash Equivalents. As to the Borrower and its Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, (i) with any Lenders or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than A or its equivalent by S&P or any successor and having capital and surplus in excess of $1,000,000,000; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above; and (d) any commercial paper or finance company paper issued by (i) any Lender or any holding company Controlling any Lender or (ii) any other Person that is rated not less than “P-1” or “A-1” or their equivalents by Moody’s or S&P or their successors and in each case maturing within six (6) months after the date of acquisition.
     Change of Control. The occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), (b) the acquisition or ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of 40% or more of the outstanding shares of Voting Stock of the Borrower, or (c) during any period of twelve (12) consecutive months the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated or appointed by the directors of the board of directors who were directors on the first day of such period nor (ii) appointed or nominated by directors so appointed or nominated.
     Citizens. Citizens Bank of Massachusetts, a state chartered bank.
     Closing Date. The first date on which the conditions set forth in §11 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.
     Code. The Internal Revenue Code of 1986.
     Compliance Certificate. See §8.4(f).
     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.
     Consolidated EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, all as determined in accordance with GAAP.
     Consolidated EBITDAR. With respect to any fiscal period, an amount equal to the sum of Consolidated EBITDA for such period plus, to the extent deducted in the calculation of Consolidated Net Income of the Borrower and its Subsidiaries, Consolidated Rental Expense for such period.
     Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income (and loss).
     Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities.
     Consolidated Rental Expense. With respect to the Borrower and its Subsidiaries, and for any period, the aggregate amount of rents actually paid in cash during such period by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis, excluding however, obligations under Capitalized Leases and Synthetic Leases.
     Consolidated Total Assets. The sum of (a) all assets (“consolidated balance sheet assets”) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) without duplication, all assets leased by the Borrower or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.
     Consolidated Total Debt Service. With respect to the Borrower and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period plus (b) any and all scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, plus (c) Consolidated Rental Expense, plus (d) cash dividends of the Borrower paid or payable during such period plus (e) Indebtedness or obligations of the type referred to in clauses (a)-(d) above of another Person guaranteed by the Borrower or any of its Subsidiaries. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.
     Consolidated Total Funded Debt. With respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) any Synthetic Leases or any Capitalized Leases and (iv) the maximum drawing amount of all letters of credit outstanding and bankers acceptances plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower or any of its Subsidiaries.
     Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, in each case, to the extent accrued or amortized during such period.
     Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

     Control. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower’s election to convert or continue a Loan in accordance with §2.7.
     Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.
     Default. See §13.1.
     Default Rate. (a) When used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Prime Rate plus (ii) the Applicable Margin, if any, applicable to the Prime Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum, in all cases to the fullest extent permitted by applicable laws.
     Defaulting Lender. As of any date, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.
     Disclosure Certificate. See 11.5.
     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower or its Subsidiaries, other than dividends payable solely in shares of common stock of the Borrower and/or its Subsidiaries; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Borrower or its Subsidiaries, directly or indirectly through a Subsidiary of the Borrower or its Subsidiaries or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower or any of its Subsidiaries to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower or its Subsidiaries.
     Dollars or $. Dollars in lawful currency of the United States of America.
     Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Prime Rate Loans.
     Domestic Subsidiary. Any Subsidiary of the Borrower other than a Foreign Subsidiary.
     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with §2.7.
     Eligible Assignee. Any of (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).
     Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.
     Environmental Laws. Any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     Environmental Liability. Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     ERISA. The Employee Retirement Income Security Act of 1974.
     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under §414 of the Code.
     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder.
     Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.
     Event of Default. See §13.1.
     Existing Credit Agreement. That certain Revolving Credit Agreement, dated as of May 19, 2004 (as amended and in effect from time to time) among the Borrower, the lenders party thereto and Citizens, as administrative agent.
     Fee Letter. That certain letter agreement, dated the date hereof, between the Borrower and the Administrative Agent.
     Fees. Collectively, the Tranche A Commitment Fee, the Letter of Credit Fees, the Utilization Fee and the other fees described in §5.1.
     Financial Affiliate. A Subsidiary of the bank holding company Controlling any Lender, which Subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).

     Fiscal Quarter(s). The thirteen (13) or fourteen (14) week periods, the first of which shall commence on the first day of each Fiscal Year, and each of which shall be referred to as “FQ1”, “FQ2”, “FQ3” and “FQ4”, respectively.
     Fiscal Year. The fifty-two (52) or fifty-three (53) week period ending on the Saturday closest to December 31 of each calendar year.
     Fixed Charge Coverage Ratio. As of any date, the ratio of (a) Consolidated EBITDAR for the Reference Period ending on such date minus cash taxes paid during such period minus the sum of all Capital Expenditures made during such period to (b) Consolidated Total Debt Service for such period.
     Foreign Subsidiary. Any Subsidiary of the Borrower (a) which is organized under the laws of any jurisdiction outside the United States (within the meaning of Section 7701(a)(9) of the Code), or (b) whose principal assets consist of Capital Stock or other equity interests of one or more Persons which conduct the major portion of their business outside the United States (within the meaning of Section 7701(a)(9) of the Code.
     Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     GAAP or generally accepted accounting principles. (a) When used in §10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the Fiscal Year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.
     Governing Documents. With respect to any Person, its certificate or articles of incorporation, certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.
     Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.
     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower, or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
     Guaranty. The collective reference to the Subsidiary Guaranties.

     Hazardous Substances. All explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     Hedging Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, interest rate exchange agreement, forward currency exchange agreement, forward rate currency agreement or other similar agreement or arrangement to which the Borrower or any of its Subsidiaries and any Lender is a party, designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates, exchange rates or forward rates.
     Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:
     (a) every obligation of such Person for money borrowed,
     (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
     (c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, excluding, however, any obligations with respect to letters of credit relating to trade payables arising in the ordinary course of business which are not overdue or which are being contested in good faith.
     (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),
     (e) every obligation of such Person under any Capitalized Lease,
     (f) every obligation of such Person under any Synthetic Lease,
     (g) the net obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”),
     (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,
     (i) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (h) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.
     The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (v) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (w) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (x) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, and (z) any guaranty or other contingent liability referred to in clause (i) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. §24, Seventh), as amended.
     Interest Payment Date. (a) As to any Prime Rate Loan, the last day of the calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown Date of such Prime Rate Loan; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.
     Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Tranche A Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Prime Rate Loan, the last day of the calendar month; and (ii) for any LIBOR Rate Loan, one (1), two (2), three (3) or six (6) months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
     (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;
     (B) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

     (C) if the Borrower shall fail to give notice as provided in §2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Prime Rate Loan and the continuance of all Prime Rate Loans as Prime Rate Loans on the last day of the then current Interest Period with respect thereto;
     (D) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and
     (E) any Interest Period that would otherwise extend beyond the Tranche A Loan Maturity Date shall end on the Tranche A Loan Maturity Date.
     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) by a Person for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any other Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.
     Issuing Lender. Citizens in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     Lead Arranger and Bookrunner. RBS Securities Corporation.
     Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.
     Lenders. Citizens and the other lending institutions listed on Schedule 1 hereto, and as the content requires, including the Issuing Lender, and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §15.
     Letter of Credit. See §4.1.1.
     Letter of Credit Application. See §4.1.1.
     Letter of Credit Fee. See §4.6.
     Letter of Credit Participation. See §4.1.4.
     Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

     LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other interbank eurodollar market as may be selected by the Administrative Agent in its sole discretion acting in good faith.
     LIBOR Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.
     LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered in the London interbank market based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Dow Jones Market Service on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the second LIBOR Business Day prior to the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the second LIBOR Business Day prior to the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be considered that LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined.
     LIBOR Rate Loans. The Tranche A LIBOR Rate Loans.
     Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction (other than confirmatory filings with respect to operating leases), but excluding consignment transactions or similar transactions entered into in the ordinary course of business).
     Loan Documents. This Credit Agreement, the Tranche A Notes, the Guaranty, the Letter of Credit Applications and the Letters of Credit.
     Loans. The Tranche A Loan and the Swing Line Loans.
     Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):
     (a) a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Borrower, individually or the Borrower and its Subsidiaries, taken as a whole;

     (b) an adverse effect on the ability of the Borrower or any of its Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or
     (c) any non-technical impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any non-technical impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document.
In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.
     Material Subsidiary. Any Subsidiary of the Borrower, other than (a) any Foreign Subsidiary of the Borrower, (b) any Subsidiary of the Borrower if more than 65% of the assets of such Subsidiary are securities of foreign Persons (such determination to be made on the basis of fair market value) and (c) any Non-Significant Subsidiary of the Borrower.
     Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.
     Moody’s. Moody’s Investors Services, Inc.
     Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.
     Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonably and customary direct expenses actually incurred in connection with such Asset Sale, including the amount of any transfer or documentary taxes required to be paid by such Person in connection with such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.
     Non-Significant Subsidiary. (a) Yankee Candle Company (Europe) Limited, a company organized under the laws of the United Kingdom, Yankee Candle Restaurant, Corp., a Delaware corporation and Quality Gift Distributors, Inc., a Delaware corporation and (b) at any time, any Subsidiary of the Borrower which at such time has total assets (including the total assets of any Subsidiaries), or for which the Borrower or any of its Subsidiaries shall have paid (including the assumptions of Indebtedness) in connection with the acquisition of Capital Stock (or other equity interests) or the total assets of such Subsidiary, less than $2,000,000; provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 10% of Consolidated Total Assets.
     Non-U.S. Lender. See §5.2.3.

     Note Purchase Agreement. That certain Note Purchase Agreement, to be executed on or after May, 2006, among the Borrower and the Purchasers (as defined therein) as amended and in effect from time to time.
     Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Hedging Agreement or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Tranche A Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.
     outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.
     Participant. See §15.4.
     PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
     Permitted Acquisitions. The acquisition of any Person, business, or specified group of assets by the Borrower, provided that, with respect to any such acquisition, each of the following conditions is met:
     (i) the Borrower has provided the Administrative Agent ten (10) Business Days prior written notice of such acquisition, which notice shall include a reasonably detailed description of such acquisition;
     (ii) immediately prior to and after giving effect to, such acquisition, no Default or Event of Default shall then exist, and the Borrower shall so certify;
     (iii) immediately after giving effect to such acquisition, the sum of all undrawn Tranche A Commitments minus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not be less than $5,000,000;
     (iv) either such acquisition is the acquisition of (A) assets for use relating to the candle, home fragrance and/or accessories/gift related business or (B) a Person or business in the candle, home fragrance and/or accessories/gift related business;
     (v) any Indebtedness incurred or assumed in connection with such acquisition (including, without limitation, any assumed Indebtedness, earnout arrangements, seller Indebtedness and non-compete payments) shall have been permitted to be incurred or assumed pursuant to §9.1;
     (vi) with respect to any single acquisition or group of acquisitions of any Person(s) (or assets, as the case may be) (A) the aggregate purchase price for which is less than $10,000,000 and (B) whose EBITDA shall not be accretive to the EBITDA of the Borrower and its Subsidiaries, the Borrower shall have delivered to the Administrative Agent not less than ten (10) Business Days prior to the consummation of the proposed acquisition a certificate from the chief financial officer of the Borrower to the effect that (1) the Borrower on a consolidating basis, and the Borrower and its

Subsidiaries, on a consolidated basis, will be solvent both before and after consummating the Permitted Acquisition and (2) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition;
     (vii) with respect to any single acquisition of any Person (or assets, as the case may be) (A) the purchase price for which is less than $10,000,000 and (B) whose EBITDA shall be accretive to the EBITDA of the Borrower and its Subsidiaries, the Borrower shall have delivered to the Administrative Agent not less than ten (10) Business Days prior to the consummation of the proposed acquisition a certificate from the chief financial officer of the Borrower to the effect that (1) the Borrower on a consolidating basis, and the Borrower and its Subsidiaries, on a consolidated basis, will be solvent both before and after consummating the Permitted Acquisition, (2) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition and (3) that such Person (or assets, as the case may be) to be acquired had a positive adjusted EBITDA for the most recent period of four (4) consecutive Fiscal Quarters;
     (viii) with respect to any single acquisition, the purchase price for which is greater than $10,000,000, not less than ten (10) Business Days prior to the consummation of the proposed acquisition, the Borrower shall have delivered to the Administrative Agent (A), evidence reasonably satisfactory to the Administrative Agent that the Person (or assets, as the case may be) to be acquired had a positive adjusted EBITDA for the most recent period of four (4) consecutive Fiscal Quarters (provided that any adjustments made to EBITDA of the Person to be acquired shall be approved by the Administrative Agent; provided, however, that in the event that the Administrative Agent shall not approve or disapprove such adjustment within three (3) Business Days after acknowledged receipt of such evidence by an officer of the Administrative Agent active on the Borrower’s account, the Borrower shall deliver to the Administrative Agent a second notice with respect to such evidence, and in the event that the Administrative Agent shall not approve or disapprove such adjustment within one (1) Business Day after acknowledged receipt of such second notice by an officer of the Administrative Agent active on the Borrower’s account, such adjustment shall be deemed approved by the Administrative Agent ), as demonstrated by audited financial statements (or, to the extent such Person so acquired has no audited historical financial results or the Permitted Acquisition occurs at a time when audited historical financial statements are not available, the management prepared financial results of such Person so acquired), provided, however, in each case, in the event that either no historical financial results are available with respect to the Person to be acquired, the Person to be acquired is not a separate legal entity, the Borrower or Subsidiary effecting the acquisition is acquiring only assets of another Person or, in the Administrative Agent’s reasonable discretion it determines the historical financial results do not adequately reflect the financial results of the Person or assets to be acquired, such calculations shall be made with reference to reasonable estimates of such past performance made by the Borrower based on existing data and other available information, such estimates to be reasonably acceptable in all respects to the Administrative Agent and the Required Lenders (provided that in the event that the Administrative Agent and the Required Lenders shall not respond with respect to such estimates within eight (8) Business Days after acknowledged receipt of such evidence by an officer of the Administrative Agent active on the Borrower’s account, such estimates shall be deemed to be reasonably acceptable in all respects to the Administrative Agent and the Required Lenders); (B) a Compliance Certificate evidencing compliance with the provisions of §10 and certifying as to any other matters referenced in §8.4(f) and prepared on a pro forma basis demonstrating compliance both before and after giving effect to such Permitted Acquisition (provided, that any adjustments made to the actual historical EBITDA of the Person to be acquired shall be approved by the Administrative Agent and the Required Lenders; provided, however, that in the event that the Administrative Agent shall not approve or disapprove such adjustments within eight (8) Business Days after acknowledged receipt of such Compliance Certificate by an officer of the Administrative Agent active on the Borrower’s account, such adjustments shall be deemed approved by the Administrative Agent); and (C) a certificate from the chief financial officer of the Borrower to the effect that (1) the Borrower on a consolidating basis, and the Borrower and its Subsidiaries, on a consolidated basis, will be solvent both before and after consummating the Permitted Acquisition and (2) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition;
     (ix) in the event of a stock acquisition, the Person so acquired shall become a wholly owned Subsidiary of the Borrower and shall comply with the terms and conditions set forth in §8.11;
     (x) the business to be acquired would not subject the Administrative Agent or any Lender to material regulatory or third party approvals in connection with the exercise of any of its rights and remedies under this Credit Agreement or any other Loan Document;
     (xi) no contingent obligations or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a Material Adverse Effect; and
     (xii) the Leverage Ratio, determined (A) prior to giving effect to such acquisition and (B) on a pro forma basis after giving effect to such acquisition, in each case, calculated as of the most recently ended Fiscal Quarter, shall not be greater than 2.50:1.00; provided that with respect to any single acquisition, the purchase price for which is greater than $10,000,000, not less than ten (10) Business Days prior to the consummation of such acquisition, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating compliance with matters set forth in this clause (xii).
     Permitted Encumbrances. The following Liens:
     (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained by the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;
     (b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained by the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;
     (c) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations other than any Lien imposed by ERISA;

     (d) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; and
     (e) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions and similar restrictions, restrictions on the use of real property and other similar encumbrances or defects and irregularities in the title thereto, landlord’s or lessor’s liens and other minor Liens, provided that none of such Liens (i) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (ii) individually or in the aggregate have a Material Adverse Effect.
     Person. Any individual, corporation, limited liability company partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.
     Prime Rate. The higher of (a) the variable annual rate of interest so designated from time to time by the Administrative Agent as its “prime rate”, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, “Federal Funds Effective Rate” shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Prime Rate resulting from any changes in the Administrative Agent’s “prime rate” shall take place immediately without notice or demand of any kind.
     Prime Rate Loans. Loans bearing interest calculated by reference to the Prime Rate.
     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.
     Reference Lenders. Citizens.
     Reference Period. As of any date of determination, the period of four (4) consecutive Fiscal Quarters of the Borrower and its Subsidiaries ending on such date, or if such date is not a Fiscal Quarter end date, the period of four (4) consecutive Fiscal Quarters most recently ended (in each case treated as a single accounting period).
     Register. See §15.3.
     Reimbursement Obligation. The Borrower’s obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in §4.2.
     Related Parties. With respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

     Required Lenders. As of any date, Lenders holding in the aggregate fifty-one percent (51%) of (a) the Total Tranche A Commitment or (b) if the Tranche A Commitments have been terminated, the aggregate principal amount of the outstanding Loans provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders such Defaulting Lender’s Tranche A Commitments, or after termination of the Tranche A Commitments, the principal balance of the Borrower Obligations owing to such Defaulting Lender.
     Restricted Payment. In relation to the Borrower and its Subsidiaries, any (a) Distribution, (b) payment or prepayment by the Borrower or its Subsidiaries to the Borrower’s or any Subsidiary’s shareholders (or other equity holders), to any Affiliate of any of the foregoing or any Affiliate of the Borrower, in each case, other than to the Borrower or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or such Subsidiary.
     SEC. The Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     Settlement. With respect to any Tranche A Loan made by the Agent to the Borrower pursuant to §2.6.3(a), the making or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender’s actual share of the outstanding amount of Tranche A Loans (after giving effect to any Tranche A Loan Request) to be equal to such Lender’s Tranche A Commitment Percentage of the outstanding amount of such Tranche A Loans (after giving effect to any Tranche A Loan Request), in any case where, prior to such event or action, the actual share is not so equal.
     Settlement Amount. See §2.6.3(b).
     Settlement Date. See §2.6.3(b).
     Settling Lender. See §2.6.3(b).
     S&P. Standard & Poor’s Ratings Group.
     Subordinated Debt. Unsecured Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such a written instrument containing subordination provisions in form and substance approved by the Required Lenders in writing.
     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.
     Subsidiary Guaranties. The Guaranties, each in the form of Exhibit F made by each Subsidiary Guarantor in favor of the Lenders and the Administrative Agent pursuant to which such Subsidiary Guarantor guaranties to the Lenders and the Administrative Agent the payment and performance in full of the Obligations.
     Subsidiary Guarantor. All direct or indirect Material Subsidiaries of the Borrower.
     Swing Line Loan. See §2.6.3(a).

     Swing Line Sublimit. An amount equal to the lesser of (a) $10,000,000 and (b) the Total Tranche A Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Tranche A Commitment.
     Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.
     Total Capitalization. As at any date of determination, the sum of Consolidated Total Funded Debt outstanding on such date plus Consolidated Net Worth on such date.
     Total Capitalization Ratio. As at any date of determination, the ratio of Consolidated Total Funded Debt to Total Capitalization.
     Total Tranche A Commitment. The sum of the Tranche A Commitments, as in effect from time to time.
     Tranche A Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender’s commitment to make Tranche A Loans to, to participate in the Swing Line Loans and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.
     Tranche A Commitment Fee. See §2.2.1.
     Tranche A Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender’s percentage of the Total Tranche A Commitment.
     Tranche A LIBOR Rate Loans. Tranche A Loans bearing interest calculated by reference to the LIBOR Rate.
     Tranche A Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to §2.1.1.
     Tranche A Loan Maturity Date. The earlier of (a) the date on which the closing and funding under the Note Purchase Agreement occurs and (b) April 25, 2007.
     Tranche A Loan Request. See §2.6.1.
     Tranche A Notes. See §2.4.1.
     Tranche A Note Record. The grid attached to a Tranche A Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Tranche A Note.
     Type. As to any Loan, its nature as a Prime Rate Loan or a LIBOR Rate Loan.
     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, §4.2.
     Utilization Fee. See §2.2.3.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.
     1.2. Rules of Interpretation.
     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.
     (b) The singular includes the plural and the plural includes the singular.
     (c) A reference to any law includes any amendment or modification to such law.
     (d) A reference to any Person includes its permitted successors and permitted assigns.
     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
     (f) The words “include”, “includes” and “including” are not limiting.
     (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of Massachusetts, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.
     (h) Reference to a particular “§” refers to that section of this Credit Agreement unless otherwise indicated.
     (i) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.
     (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
     (k) Unless otherwise specified, all references to times of day shall be references to Eastern time (daylight or standard, as applicable).
     (l) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.
     (m) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.
2. THE REVOLVING CREDIT FACILITY.
     2.1. Commitment to Lend.
     2.1.1. Tranche A Loans. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Tranche A Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with §2.6.1, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender’s Tranche A Commitment minus such Lender’s Tranche A Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Tranche A Loans (after giving effect to all amounts requested) plus, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Tranche A Commitment at such time. The Tranche A Loans shall be made pro rata in accordance with each Lender’s Tranche A Commitment Percentage. Each request for a Tranche A Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in §11 and §12, in the case of the initial Tranche A Loans to be made on the Closing Date, and §12, in the case of all other Tranche A Loans, have been satisfied on the date of such request.
     2.1.2. [Intentionally Omitted].
     2.2. Tranche A Commitment Fee and Utilization Fee.
     2.2.1. Tranche A Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Tranche A Commitment Percentage a commitment fee (the “Tranche A Commitment Fee”) calculated at the rate per annum of the Applicable Margin with respect to the Tranche A Commitment Fee as in effect from time to time on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Tranche A Loan Maturity Date by which the Total Tranche A Commitment exceeds the sum of the outstanding amount of Tranche A Loans and the Maximum Drawing Amount and all Unpaid Reimbursement Obligations during such calendar quarter. The Tranche A Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Tranche A Loan Maturity Date or any earlier date on which the Tranche A Commitments shall terminate.
     2.2.2. [Intentionally Omitted].
     2.2.3. Utilization Fee. With respect to each day that the sum of the outstanding principal amount of the Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds an amount equal to fifty percent (50%) of the Total Tranche A Commitment in effect as of such day, the Borrower agrees to pay to the Administrative Agent, for the accounts of the Lenders in accordance with their respective Tranche A Commitment Percentage, a utilization fee (the “Utilization Fee”) calculated for each such day at a rate per annum equal to one-eighth of one percent (0.125%) on the sum of the outstanding principal amount of the Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement

Obligations on such day. The Utilization Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Tranche A Loan Maturity Date, or on any earlier date on which the Total Tranche A Commitment shall terminate.
     2.3. Reduction of Commitments.
     2.3.1. Reduction of Total Tranche A Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple thereof or to terminate entirely the Total Tranche A Commitment, whereupon the Tranche A Commitments of the Lenders shall be reduced pro rata in accordance with their respective Tranche A Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this §2.3.1, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Tranche A Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Tranche A Commitments may be reinstated.
     2.3.2. [Intentionally Omitted].
     2.4. The Tranche A Notes.
     2.4.1. The Tranche A Notes. The Tranche A Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a “Tranche A Note”), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with §15 hereof) and completed with appropriate insertions. One Tranche A Note shall be payable to the order of each Lender in a principal amount equal to such Lender’s Tranche A Commitment or, if less, the outstanding amount of all Tranche A Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Tranche A Loan or at the time of receipt of any payment of principal on such Lender’s Tranche A Note, an appropriate notation on such Lender’s Tranche A Note Record reflecting the making of such Tranche A Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Tranche A Loans set forth on such Lender’s Tranche A Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Tranche A Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Tranche A Note to make payments of principal of or interest on any Tranche A Note when due.
     2.4.2. [Intentionally Omitted].
     2.5. Interest on Loans. Except as otherwise provided in §5.10,
     (a) Each Loan which is a Prime Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Prime Rate plus the Applicable Margin with respect to Prime Rate Loans as in effect from time to time.

     (b) Each Tranche A LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to Tranche A LIBOR Rate Loans as in effect from time to time.
     (c) [Intentionally Omitted].
The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.
     2.6. Requests for Loans.
     2.6.1. Tranche A Loans. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Tranche A Loan requested hereunder (a “Tranche A Loan Request”), which notices must be received by the Administrative Agent prior to 12:00 noon (a) one (1) Business Day prior to the proposed Drawdown Date of any Tranche A Loan that is a Prime Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any Tranche A LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Tranche A Loan requested, (ii) the proposed Drawdown Date of such Tranche A Loan, (iii) the Interest Period for such Tranche A Loan and (iv) the Type of such Tranche A Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof (which notice shall in any event be delivered to each Lender by 4:00 p.m. on such date). Each Tranche A Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Tranche A Loan requested from the Lenders on the proposed Drawdown Date. Each Tranche A Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof.
     2.6.2. [Intentionally Omitted].
     2.6.3. Swing Line; Settlement.
     (a) Notwithstanding the notice and minimum borrowing amount requirements set forth in §2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, at the Borrower’s request and in the Administrative Agent’s sole discretion and without conferring with the Lenders, make loans (each such loan, a “Swing Line Loan”) to the Borrower for periods not to exceed seven (7) calendar days in any one case and in amounts not to exceed the Swingline Sublimit at any one time outstanding. Each Swing Line Loan may be made in an amount as requested by the Borrower; provided, however, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. The Borrower acknowledges and agrees that the making of such Swing Line Loan shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Tranche A Loans covered by a Tranche A Loan Request including, without limitation, the limitations set forth in §2.1.1 and the requirements that the applicable provisions of §11 (in the case of Tranche A Loans made on the Closing Date) and §12 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this §2.6.3 shall be conclusive and binding on the Borrower and the Lenders absent the Administrative Agent’s gross negligence or willful misconduct. Swing Line Loans made pursuant to this §2.6.3 shall be Prime Rate Loans and, prior to a Settlement, such interest shall be for the account of the Administrative Agent.

     (b) The Lenders shall effect Settlements on (i) the Business Day immediately following any day which the Administrative Agent gives written notice to the Lenders to effect a Settlement, (ii) the Business Day immediately following the Administrative Agent’s becoming aware of the existence of any Default or Event of Default, (iii) the Tranche A Loan Maturity Date, (iv) on the third (3rd) Business Day following any date on which the Borrower requests a conversion of a Prime Rate Loan made pursuant to §2.6.3(a) into a LIBOR Rate Loan, and (v) in any event, the seventh (7th) calendar day on which any Swing Line Loans made by the Administrative Agent to the Borrower pursuant to §2.6.3(a) remains outstanding (each such date, a “Settlement Date”). On each Settlement Date, the Administrative Agent shall, not later than 11:00 a.m., give telephonic or facsimile notice (x) to the Lenders and the Borrower of the respective outstanding amount of Swing Line Loans made by the Administrative Agent to the Borrower pursuant to §2.6.3(a) from the immediately preceding Settlement Date through the close of business on the prior day and (y) to the Lenders of the amount (a “Settlement Amount”) that each Lender (a “Settling Lender”) shall pay to effect a Settlement of any Tranche A Loan made by the Administrative Agent to the Borrower pursuant to §2.6.3(a). A statement of the Administrative Agent submitted to the Lenders and the Borrower or to the Lenders with respect to any amounts owing under this §2.6.3 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 3:00 p.m. on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender.
     (c) All funds advanced by any Lender as a Settling Lender pursuant to this §2.6.3 shall for all purposes be treated as a Tranche A Loan made by such Settling Lender to the Borrower and all funds received by any Lender pursuant to this §2.6.3 shall for all purposes be treated as repayment of amounts owed with respect to Tranche A Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Lender from making any Tranche A Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Tranche A Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender’s share of the outstanding Tranche A Loans being equal, as nearly as may be, to such Lender’s Tranche A Commitment Percentage of the outstanding amount of all Tranche A Loans.
     (d) If any Settling Lender makes available to the Administrative Agent the Settlement amount due from such Settling Lender under this §2.6.3 after the relevant Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this §2.6.3 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender’s Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Tranche A Loans as of such Settlement Date.

     (e) The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender’s Settlement Amount shall not (x) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender’s Settlement Amount or (y) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Tranche A Loan Commitment of such other Lender.
     2.7. Conversion Options.
     2.7.1. Conversion to Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (a) with respect to any such conversion of a LIBOR Rate Loan to a Prime Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Prime Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Administrative Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Prime Rate Loan, such conversion shall be made on the last day of the Interest Period with respect thereto or such other day so long as the amounts required to be paid in accordance with §5.9 shall be paid at the time of any conversion that occurs on a day other than the last day of the Interest Period and (d) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Tranche A Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 thereof. Each Conversion Request relating to the conversion of a Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.
     2.7.2. Continuation of Type of Loan. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in §2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower’s account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this §2.7 is scheduled to occur.
     2.7.3. LIBOR Rate Loans. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or an integral multiple thereof. No more than ten (10) LIBOR Rate Loans having different Interest Periods may be outstanding at any time.

     2.8. Funds for Loans.
     2.8.1. Funding Procedures. Not later than 12:00 noon on the proposed Drawdown Date of any Loan, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent’s Office, in immediately available funds, the amount of such Lender’s Tranche A Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Tranche A Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender’s Tranche A Commitment Percentage of any requested Loans.
     2.8.2. Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender’s Tranche A Commitment Percentage of the Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lender’s Tranche A Commitment Percentage of such Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender’s Tranche A Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender’s Tranche A Commitment Percentage of such Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.
3. REPAYMENT OF THE LOANS.
     3.1. Maturity of the Loans.
     3.1.1. Tranche A Loans. The Borrower promises to pay on the Tranche A Loan Maturity Date, and there shall become absolutely due and payable on the Tranche A Loan Maturity Date, all of the Tranche A Loans and Swing Line Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.
     3.1.2. [Intentionally Omitted].
     3.2. Mandatory Repayments of Loans.

     3.2.1. Tranche A Loans. If at any time the sum of the outstanding amount of the Tranche A Loans, the Swing Line Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Tranche A Commitment at such time then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Tranche A Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by §4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Tranche A Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender’s Tranche A Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.
     3.2.2. [Intentionally Omitted].
     3.3. Optional Repayments of Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 may be made on the last day of the Interest Period relating thereto or such other day so long as the amounts required to be paid in accordance with §5.9 shall be paid at the time of any such prepayment that occurs on a day other than the last day of the Interest Period. The Borrower shall give the Administrative Agent, no later than 10:00 a.m. at least one (1) Business Days prior written notice of any proposed prepayment pursuant to this §3.3 of Prime Rate Loans, and three (3) LIBOR Business Days notice of any proposed prepayment pursuant to this §3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Prime Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender’s Tranche A Note with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.
4. LETTERS OF CREDIT.
     4.1. Letter of Credit Commitments.
     4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Lender’s customary form (a “Letter of Credit Application”), the Issuing Lender on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in §4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a “Letter of Credit”), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Lender; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $0 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Tranche A Loans and Swing Line Loans outstanding shall not exceed the Total Tranche A Commitment at such time. Notwithstanding the foregoing, the Administrative Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, other than to replace existing letters of credit issued for the account of the Borrower or any of its Subsidiaries or to secure the reimbursement obligations of the Borrower or any of its Subsidiaries with respect to existing letters of credit.
     4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Lender. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.
     4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Tranche A Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the “Uniform Customs”) or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.
     4.1.4. Reimbursement Obligations of Lenders. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Tranche A Commitment Percentage, to reimburse the Issuing Lender by payment to the Administrative Agent on demand by the Issuing Lender for the amount of each draft paid by the Issuing Lender under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to §4.2 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).
     4.1.5. Participations of Lenders. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower’s Reimbursement Obligation under §4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to §4.2.
     4.2. Reimbursement Obligation of the Borrower. In order to induce the Issuing Lender to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Issuing Lender through the Administrative Agent, for the account of the Issuing Lender or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Lender hereunder,
     (a) except as otherwise expressly provided in §4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Lender, or the Issuing Lender otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender or any Lender in connection with any payment made by the Issuing Lender or any Lender under, or with respect to, such Letter of Credit,
     (b) upon the reduction (but not termination) of the Total Tranche A Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Issuing Lender as cash collateral for all Reimbursement Obligations, and
     (c) upon the termination of the Total Tranche A Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with §13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Issuing Lender as cash collateral for all Reimbursement Obligations.
Each such payment shall be made to the Administrative Agent at the Administrative Agent’s Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this §4.2 at any time from the date such amounts become due and payable (whether as stated in this §4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand by the Issuing Lender at the rate specified in §5.10 for overdue principal on the Tranche A Loans.
     4.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Lender shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Lender as provided in §4.2 on or before the date that such draft is paid or other payment is made by the Issuing Lender, the Issuing Lender may at any time thereafter notify the Administrative Agent and the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Lender, at the Administrative Agent’s Office, in immediately available funds, such Lender’s Tranche A Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Issuing Lender for federal funds acquired by the Issuing Lender during each day included in such period, times (b) the amount equal to such Lender’s Tranche A Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender’s Tranche A Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Lender, and the denominator of which is 360. The responsibility of the Issuing Lender to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.
     4.4. Obligations Absolute. The Borrower’s obligations under this §4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Lender and the Lenders that the Issuing Lender and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligations under §4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Lender and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Lender or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Lender or any Lender to the Borrower. Nothing contained in this §4.4 shall in any manner limit or otherwise affect any claims the Borrower may have against the Issuing Lender arising from gross negligence or willful misconduct of the Issuing Lender.
     4.5. Reliance by Issuer. To the extent not inconsistent with §4.4, the Issuing Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender. The Issuing Lender shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Tranche A Notes or of a Letter of Credit Participation.
     4.6. Letter of Credit Fee. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit pay a fee (in each case, a “Letter of Credit Fee”) to the Issuing Lender through the Administrative Agent (a) in respect of each standby Letter of Credit an amount equal to the Applicable Margin per annum with respect to Letter of Credit Fees of the face amount of such standby Letter of Credit, for the accounts of the Lenders in accordance with their respective Tranche A Commitment Percentage and (b) in respect of each commercial Letter of Credit an amount equal to the Applicable Margin per annum with respect to Letter of Credit Fees on the face amount of such documentary Letter of Credit for the accounts of the Lenders in accordance with their respective Tranche A Commitment Percentage. In respect of each Letter of Credit, the Borrower shall also pay to the Administrative Agent for the Issuing Lender’s account, at such other time or times as such charges are customarily made by the Issuing Lender, the Issuing Lender’s customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.
5. CERTAIN GENERAL PROVISIONS.
     5.1. Fees. The Borrower shall pay to (a) the Administrative Agent, for the pro rata accounts of the Lenders, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     5.2. Funds for Payments.
     5.2.1. Payments to Administrative Agent. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent’s Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. and in immediately available funds.
     5.2.2. No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. Subject to the provisions of §5.2.3 hereof, if any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.
     5.2.3. Non-U.S. Lenders. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a “Non-U.S. Lender”) hereby agrees that prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender’s or the Administrative Agent’s account, it shall deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a “bank” for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower’s or the Administrative Agent’s reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto). The Borrower shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States federal withholding tax pursuant to §5.2.2 above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this §5.2.3; provided, however, that the foregoing shall not relieve the Borrower of its obligation to pay additional amounts pursuant to §5.2.2 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in interpretation, administration or application thereof, a Non-US Lender that was previously entitled to receive all payments under this Credit Agreement and the Tranche A Notes without deduction or withholding of any United States federal income taxes is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding.
     5.3. Computations. All computations of interest on the LIBOR Rate Loans and of Fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on Prime Rate Loans shall, unless otherwise expressly provided herein, be based on a 365 or 366, as the case may be, day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Tranche A Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice delivered to the Borrower by the Administrative Agent or any of the Lenders of such outstanding amount, the Borrower shall notify the Administrative Agent or such Lender to the contrary.
     5.4. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period or (b) the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their LIBOR Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (i) any Tranche A Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan, and (iii) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.
     5.5. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or convert Prime Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this §5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.
     5.6. Additional Costs, etc. If any future applicable law or any change in any present law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:
     (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender’s Tranche A Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or
     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or
     (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or
     (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender’s Tranche A Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender’s Tranche A Commitment forms a part, and the result of any of the foregoing is
     (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Tranche A Commitment or any Letter of Credit, or
     (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender’s Tranche A Commitment, any Letter of Credit or any of the Loans, or
     (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.
     5.7. Capital Adequacy. If any Lender or the Administrative Agent determines that (a) the adoption of, change in or interpretation of any law, governmental rule, regulation, policy, guideline or directive after the date hereof (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation Controlling such Lender or the Administrative Agent with any such law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender’s or the Administrative Agent’s commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or the Administrative Agent’s then existing policies with respect to capital adequacy and assuming full utilization of such entity’s capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Prime Rate, the Borrower agrees to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with §5.8 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.
     5.8. Certificate. A certificate setting forth any additional amounts payable pursuant to §§5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.
     5.9. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Tranche A Loan Request or a Conversion Request relating thereto in accordance with §2.6 or §2.7 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.
     5.10. Interest After Default. Immediately upon the occurrence and during the continuance of any payment Default hereunder and, upon the request of the Required Lenders, during the continuance of any other Default or Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

     5.11. Replacement of Lenders. If any Lender (an “Affected Lender”) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to §§5.6 or 5.7, the Borrower may, so long as no Default or Event of Default has occurred and is then continuing, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, by notice in writing to the Administrative Agent and such Affected Lender (a) request the Affected Lender to cooperate with the Borrower in obtaining a replacement Lender satisfactory to the Administrative Agent and the Borrower (the “Replacement Lender”); (b) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Loans and Tranche A Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (c) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Loans and Tranche A Commitment, then such Affected Lender shall assign, in accordance with §15, all of its Tranche A Commitment, Loans, Letter of Credit Participations, Tranche A Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (ii) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under §§5.6 and 5.7. Upon the effective date of such assignment, the Borrower shall issue replacement Tranche A Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a “Lender” for all purposes under this Credit Agreement and the other Loan Documents.
6. SUBSIDIARY GUARANTIES.
     The Obligations shall be guaranteed pursuant to the terms of the Subsidiary Guaranties.
7. REPRESENTATIONS AND WARRANTIES.
     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:
     7.1. Corporate Authority.
     7.1.1. Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.
     7.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit of any Governmental Authority applicable to the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.
     7.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     7.2. Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
     7.3. Title to Properties; Leases. Except as indicated on Schedule 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Liens permitted by §9.2.
     7.4. Financial Statements and Projections.
     7.4.1. Fiscal Year. The Borrower and each of its Subsidiaries has a Fiscal Year which is the fifty-two (52) or fifty-three (53) week period ending on the Saturday closest to December 31 of each calendar year.
     7.4.2. Financial Statements. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Deloitte & Touche LLP. Each balance sheet and statement of income has been prepared in accordance with GAAP and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the Fiscal Year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of each such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.
     7.4.3. Projections. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2006 Fiscal Year, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

     7.5. No Material Adverse Changes, etc. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Except as set forth on Schedule 7.5 hereto or as otherwise permitted under this Credit Agreement, since the Balance Sheet Date, the Borrower has not made any Restricted Payment.
     7.6. Franchises, Patents, Copyrights, etc. The Borrower and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others except where the failure of such possession would not have a Material Adverse Effect.
     7.7. Litigation. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that, (a) could reasonably be expected to, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.
     7.8. No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, that has or is expected, in the judgment of the Borrower’s officers, to have any Material Adverse Effect.
     7.9. Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.
     7.10. Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower know of any basis for any such claim.
     7.11. No Event of Default. No Default or Event of Default has occurred and is continuing.
     7.12. Margin Regulations; Holding Company and Investment Company Acts.
     (a) Following the application of the proceeds of each Loan or drawing under each Letter of Credit, not more than twenty five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of §9.2 or §9.5.2 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of §13.1(e) will be margin stock within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States.
     (b) Neither the Borrower nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
     7.13. Absence of Financing Statements, etc. As of the date hereof, except with respect to Liens permitted by §9.2, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.
     7.14. Certain Transactions. Except for arm’s length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties and otherwise permitted by §9.2, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
     7.15. Employee Benefit Plans.
     7.15.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by §412 of ERISA. The Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under §103(d) of ERISA, with respect to each Guaranteed Pension Plan.
     7.15.2. Terminability of Welfare Plans. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.
     7.15.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of §302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to §307 of ERISA or §401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.
     7.15.4. Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.
     7.16. Use of Proceeds.
     7.16.1. General. The proceeds of the Loans shall be used to refinance the obligations under the Existing Credit Agreement, for working capital and general corporate purposes, to finance stock repurchases permitted under §§9.4(c) and (d) and to finance Permitted Acquisitions. The Borrower will obtain Letters of Credit solely for general corporate purposes.
     7.16.2. Regulations T, U and X. No part of the proceeds of any Loans or any drawing under a Letter of Credit will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Except as permitted by §§9.4(c) and 9.4(d), no portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
     7.16.3. Ineligible Securities. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.
     7.17. Environmental Compliance. Except as set forth on Schedule 7.17 hereto, to the best knowledge of the Borrower:
     (a) the Real Estate does not contain any Hazardous Substances in concentrations which constitute a violation of, or would reasonably be expected to give rise to liability under, Environmental Laws that would have a Material Adverse Effect.

     (b) the Real Estate and all operations at the Real Estate are in compliance with all applicable Environmental Laws, except for failure to be in compliance that would not have a Material Adverse Effect, and there is no contamination at, under or about the Real Estate that would have a Material Adverse Effect.
     (c) neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Real Estate that would have a Material Adverse Effect, nor does the Borrower have knowledge that any such action is being contemplated, considered or threatened.
     (d) there are no judicial proceedings or governmental or administrative actions pending or threatened under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Real Estate that would have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders under any Environmental Law with respect to the Real Estate that would have a Material Adverse Effect.
     7.18. Subsidiaries, etc. The Borrower has no Domestic or Foreign Subsidiaries except as set forth on Schedule 7.18 hereto. Except as set forth on Schedule 7.18 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person. The jurisdiction of incorporation/formation and principal place of business of each Subsidiary of the Borrower is listed on Schedule 7.18 hereto.
     7.19. Disclosure. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading.
8. AFFIRMATIVE COVENANTS.
     The Borrower covenants and agrees that, so long as any Loan, Swing Line Loan, Unpaid Reimbursement Obligation, Letter of Credit or Tranche A Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to make Swing Line Loans or the Issuing Lender has any obligation to issue, extend or renew any Letters of Credit:
     8.1. Payment of Obligations. The Borrower and its Subsidiaries shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (a) all of its obligations and liabilities of whatever nature, including without limitation, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except (i) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be, (ii) for delinquent obligations which do not have a Material Adverse Effect and (iii) for trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 90 days (or any longer period if longer payment terms are accepted in the ordinary course of business) or, if overdue for more than 90 days (or such longer period), as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower and its Subsidiaries, as the case may be and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property other than Permitted Encumbrances.

     8.2. Maintenance of Office. The Borrower will maintain its chief executive office in South Deerfield, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.
     8.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Deloitte & Touche LLP or any other nationally recognized accounting firm as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.
     8.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Lenders
     (a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form, the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or any other nationally recognized accounting firm;
     (b) as soon as available, but in any event not later than sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form, the figures for the previous year, certified by a certified by the principal financial or accounting officer of the Borrower and its Subsidiaries as being fairly stated in all material respects (subject to normal year-end audit adjustments);
     (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (d) as soon as available, but in any event within sixty (60) days after the beginning of each Fiscal Year of the Borrower to which such budget relates, an annual operating budget of Borrower and its Subsidiaries, on a consolidated basis, as adopted by the Board of Directors of the Borrower;

     (e) concurrently with the delivery of the consolidated financial statements referred to in subsection §8.4(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default, except as specified in such letter;
     (f) concurrently with the delivery of the financial statements referred to in §8.4(a) and (b), a certificate of the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto (a “Compliance Certificate”) (i) stating that, to the best of such officer’s knowledge, each of the Borrower and its Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every applicable condition, contained in this Credit Agreement, the Tranche A Notes and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of §10, clause (h) of §9.3, clause (c) of §9.4 and §9.5.2(e), (iii) if not specified in the financial statements delivered pursuant to this §8.4, specifying on a consolidated basis the aggregate amount of interest paid or accrued by the Borrower and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and its Subsidiaries, during such accounting period, and (iv) showing in detail as of the end of the related fiscal period the Fixed Charge Coverage Ratio, the Leverage Ratio, the Total Capitalization Ratio and Consolidated Net Worth of the Borrower and its Subsidiaries and the calculations supporting such statement and stating the Applicable Margin and commitment fee payable as a result of such Total Capitalization Ratio.
     (g) promptly upon receipt thereof, copies of all final reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrower made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit; and
     (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
     All financial statements shall be prepared in reasonable detail in accordance with GAAP (provided that interim statements may be condensed and may exclude detailed footnote disclosure) applied consistently throughout the periods reflected therein and with prior periods (except as concurred in by such accountants or officer, as the case may be, and disclosed therein and except that interim financial statements need not be restated for changes in accounting principles which require retroactive application, and operations which have been discontinued (as defined in Accounting Principles Board Opinion No. 30) during the current year need not be shown in interim financial statements as such either for the current period or comparable prior period). In the event the Borrower changes its accounting methods because of changes in GAAP, or any change in GAAP occurs which increases or diminishes the protection and coverage afforded to the Lenders under current GAAP accounting methods, the Borrower or the Administrative Agent, as the case may be, may request of the other parties to this Agreement an amendment of the financial covenants contained in this Credit Agreement to reflect such changes in GAAP and to provide the Lenders with protection and coverage equivalent to that existing prior to such changes in accounting methods or GAAP, and each of the Borrower, the Administrative Agent and the Lenders agree to consider such request in good faith.

     Documents required to be delivered pursuant to §8.4(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     8.5. Notices. The Borrower shall promptly give notice to the Administrative Agent and each Lender:
     (a) of the occurrence of any Default or Event of Default;
     (b) of any (i) default or event of default under any instrument or other agreement, guaranty or collateral document of the Borrower or any of its Subsidiaries which default or event of default has not been waived and would have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of their respective Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Borrower or any of their respective Subsidiaries by any Governmental Authority, which in any such case would have a Material Adverse Effect;
     (c) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which more than $10,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a Material Adverse Effect;
     (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Borrower knows thereof: (i) the occurrence of any ERISA Reportable Event with respect to any Employee Benefit Plan or Guaranteed Pension Plan which ERISA Reportable Event is reasonably likely to have a Material Adverse Effect, or (ii) the institution of proceedings or the taking of any other action by PBGC, the Borrower or any ERISA Affiliate to terminate, withdraw from or partially withdraw from any Employee Benefit Plan or Multiemployer Plan and, with respect to a Multiemployer Plan, the reorganization or insolvency of such Plan, in each of the foregoing cases which is reasonably likely to have a Material Adverse Effect, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of the principal financial or accounting officer of the Borrower setting forth details as to such ERISA Reportable Event and the action that the Borrower or such ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of such ERISA Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

     (e) of a material adverse change known to the Borrower or any of its Subsidiaries in the business, financial condition, assets, liabilities, net assets, properties, results of operations or value of the Borrower and its Subsidiaries taken as a whole.
     Each notice pursuant to this §8.5 shall be accompanied by a statement of the chief executive officer or the principal financial or accounting officer of the Borrower setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action the Borrower proposes to take with respect thereto.
     8.6. Legal Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect (a) its legal existence and its Subsidiaries’ legal existence and (b) its rights and franchises and those of its Subsidiaries, except for rights and franchises the lapse of which would not in the aggregate have a Material Adverse Effect. The Borrower will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, normal to wear and tear excepted, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, normal wear and tear excepted and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this §8.6 shall prevent the Borrower or any of its Subsidiaries from engaging in any transaction permitted by §9.5.1, prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries or prevent any Non-Significant Subsidiary from dissolving or becoming party to a merger, if such discontinuance, merger or dissolution, as the case may be, is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.
     8.7. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies in amounts, containing such terms, in such forms and for such periods reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for liabilities associated therewith.
     8.8. Inspection Rights. The Borrower shall permit representatives and independent contractors of the Administrative Agent and each Lender, at the Administrative Agent’s or such Lender’s expense, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times during normal business hours and intervals as the Administrative Agent or any Lender may reasonably request by advance notice to the Borrower; provided, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     8.9. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) all agreements and instruments by which it or any of its properties may be bound and (iii) all applicable decrees, orders, and judgments, and (b) the provisions of its Governing Documents. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, promptly take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.
     8.10. Use of Proceeds. The Borrower will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in §7.16.1.
     8.11. Additional Subsidiary Guarantors. If any Subsidiary of the Borrower (whether presently existing or hereafter created or acquired) is or shall become a Material Subsidiary (including as a result of the consummation of any Permitted Acquisition), the Borrower shall cause such Material Subsidiary, no later than the end of the Fiscal Quarter in which such Subsidiary became a Material Subsidiary, to execute and deliver a Subsidiary Guaranty in favor of the Administrative Agent in substantially the form of Exhibit F, each of which Guaranties shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent and its counsel.
     8.12. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.
     8.13. Post-Closing Covenant. Within sixty (60) days of the date hereof, the Borrower will use reasonable efforts to file or cause to be filed the necessary amendments with respect to Uniform Commercial Code financing statement number 200536777320 filed with the Massachusetts Secretary of Commonwealth, in order for the records in each case to reflect that the collateral covered by such financing statement is limited to any furnishings, equipment, fixtures, inventory, chattel paper, documents, instruments and goods which are or are to become fixtures, together with all items now or hereafter affixed thereto, located at the premises leased by the Borrower.
9. CERTAIN NEGATIVE COVENANTS.
     The Borrower covenants and agrees that, so long as any Loan, Swing Line Loan, Unpaid Reimbursement Obligation, Letter of Credit or Tranche A Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to make Swing Line Loans or the Issuing Lender has any obligations to issue, extend or renew any Letters of Credit:
     9.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
     (a) Indebtedness arising under any of the Loan Documents;

     (b) Indebtedness of the Borrower to any Subsidiary and any Subsidiary to the Borrower or any other Subsidiary to the extent the Indebtedness referred to in this §9.1(b) evidences a loan or advance permitted under §9.3;
     (c) Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries, in each case to the extent a Letter of Credit supports in whole or in part the obligations of the Borrower and its Subsidiaries with respect to such bonds, guarantees and letters of credit;
     (d) Subordinated Debt;
     (e) Indebtedness in respect of Capitalized Leases, Synthetic Leases and purchase money obligations for fixed or capital assets, and if subject to a Lien permitted by §9.2.1(iv), within the limitations set forth in such §9.2.1(iv); provided, however, the aggregate amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $15,000,000 at any one time;
     (f) Indebtedness permitted by §9.10 in respect of Hedging Agreements;
     (g) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto including any extension or renewals or refinancing thereof, provided the principal amount thereof is not increased;
     (h) Indebtedness consisting of guarantees by the Borrower and its Subsidiaries incurred in the ordinary course of business for an aggregate amount not to exceed $15,000,000 at any one time;
     (i) Indebtedness consisting of the Subsidiary Guaranties;
     (j) Indebtedness consisting of guarantees of the Borrower and the Subsidiary Guarantors in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary of the Borrower;
     (k) Indebtedness owed to a seller as part of the purchase price in connection with a Permitted Acquisition or that (i) relates to the customary post-closing adjustments with respect to accounts receivable, accounts payable, net worth and/or similar items typically subject to post-closing adjustments in similar transactions, and are outstanding for a period of two (2) years or less following the creation thereof or (ii) relates to indemnities granted to the seller in the transaction; and
     (l) Indebtedness pursuant to the Existing Credit Agreement.
     9.2. Restrictions on Liens.
     9.2.1. Permitted Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (d) sell, assign, pledge or otherwise transfer any receivables in connection with any securitization transaction, with or without recourse; provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:
     (i) Permitted Encumbrances;
     (ii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 9.2; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (iii) any Lien existing on any property or asset prior to the Permitted Acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such Permitted Acquisition or such Person becoming a Subsidiary , as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such Permitted Acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (iv) any Lien securing Indebtedness of the type and amount permitted by §9.1(e); provided that (A) such Liens do not at any time encumber property other than property financed by such Indebtedness, (B) the Indebtedness secured thereby does not exceed the cost or fair market value; whichever is lower, of property so acquired on the date of acquisition, and (C) the aggregate principal amount of Indebtedness secured by such Liens shall at no time exceed $15,000,000;
     (v) Liens on documents of title and the property covered thereby securing Indebtedness in respect of commercial Letters of Credit;
     (vi) Liens securing the sale leaseback arrangements permitted by §9.5.2(e);
     (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (viii) Liens securing Indebtedness owing to the Borrower or any Subsidiary Guarantor under subsection §9.1(b); and
     (ix) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents and any Hedging Agreements and bankers’ liens arising by operation of law.

     9.2.2. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired other than pursuant to the negative pledge on the assets of the Borrower and its Subsidiaries set forth in the Existing Credit Agreement, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business.
     9.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:
     (a) Investments existing on the date hereof and listed on Schedule 9.3 hereto;
     (b) Investments in Subsidiaries of the Borrower that are not Subsidiary Guarantors (or a Subsidiary that would be a Subsidiary Guarantor but for the lapse of time until such Subsidiary is required to be a Subsidiary Guarantor); provided that at all times the aggregate amount of all such investments shall not exceed ten percent (10%) of Consolidated Total Assets;
     (c) Investments, not otherwise described in this §9.3, in Subsidiaries; provided that such Subsidiary is (i) a Subsidiary Guarantor and (ii) a wholly-owned Subsidiary of the Borrower;
     (d) Investments consisting of (i) Cash Equivalents and (ii) petty cash held in local bank branches and in cash registers of the Borrower and its subsidiaries, in each case under this clause (ii) in the ordinary course of business;
     (e) Investments consisting of payroll advances in the ordinary course of business;
     (f) Investments consisting of receivables owing to the Borrower or any its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that nothing in this clause (i) shall prevent the Borrower or any Subsidiary from offering such concessionary trade terms, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances;
     (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by §9.5.2;
     (h) Investments consisting of Permitted Acquisitions and loans or advances to, or acquisitions or Investments in, other Persons in connection with or pursuant to the terms of Permitted Acquisitions;

     (i) Investments consisting of the Guaranty or Investments by the Borrower in Subsidiaries of the Borrower existing on the Closing Date;
     (j) loans or advances for an aggregate amount not to exceed $1,000,000 at any time; and
     (k) Investments in mutual funds in connection with the deferred compensation agreements with key employees as more fully described in the Borrower’s 10-K filed for the fiscal year ended January 3, 2004.
     9.4. Restricted Payments. The Borrower and its Subsidiaries will not make any Restricted Payments except that:
     (a) Subsidiaries may pay dividends or make other Distributions directly or indirectly to the Borrower or to Domestic Subsidiaries which are directly or indirectly wholly-owned by the Borrower, and Foreign Subsidiaries may pay dividends or make other Distributions directly or indirectly to Foreign Subsidiaries which are directly or indirectly wholly-owned by the Borrower;
     (b) so long as no Default or Event of Default has occurred or would occur after giving effect to such declaration or payments, the Borrower may declare and pay cash Distributions; provided that the aggregate amount paid in respect thereof in any Fiscal Year of the Borrower pursuant to this clause (b) shall not exceed an amount equal to 50% of Consolidated Net Income for the prior Fiscal Year;
     (c) so long as no Default or Event of Default has occurred or would occur after giving effect to such declaration or payment, the Borrower may, from time to time, repurchase Capital Stock of the Borrower at not more than market value from management employees of the Borrower or any of its Subsidiaries or make payments in respect of outstanding stock appreciation rights granted to management employees of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000 (the “Repurchase Limit”), provided that the Repurchase Limit shall be increased by the proceeds of any additional Capital Stock of the Borrower which is issued to any management employees of the Borrower or any of its Subsidiaries after the Closing Date; and
     (d) so long as (i) no Default or Event of Default has occurred or would occur after giving effect to such repurchase and (ii) the board of directors of the Borrower has approved such repurchase, the Borrower may, from time to time, repurchase additional Capital Stock of the Borrower at not more than market value, other than the repurchase of Capital Stock of the Borrower from management employees of the Borrower or any of its Subsidiaries not otherwise permitted under §9.4(c).
     9.5. Merger, Consolidation and Disposition of Assets.
     9.5.1. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, (b) the merger or consolidation of two or more Subsidiaries of the Borrower provided that if only one such Person is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the survivor, (c) Permitted

Acquisitions and (d) such other acquisitions approved by the Required Lenders in their sole discretion.
     9.5.2. Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than:
     (a) the sale by the Borrower or its Subsidiaries of inventory, the licensing of intellectual property and the disposition of obsolete or worn out assets, in each case in the ordinary course of business consistent with past practices;
     (b) the sale, lease, transfer or other disposition by any Subsidiary of the Borrower of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a wholly-owned Domestic Subsidiary of the Borrower or the making of any Investment permitted by §9.3, and any Subsidiary of the Borrower may sell or otherwise dispose of, or part with control of any or all of, the stock of any Subsidiary to a wholly-owned Domestic Subsidiary of the Borrower or to any other Subsidiary to the extent such transfer constitutes an Investment permitted by §9.3; provided that in either case such transfer shall not cause such wholly-owned Domestic Subsidiary to become a Foreign Subsidiary;
     (c) any Foreign Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or by merger, consolidation, transfer of assets, or otherwise) to the Borrower or a wholly-owned Subsidiary of the Borrower and any Foreign Subsidiary of the Borrower may sell or otherwise dispose of, or part control of any or all of, the capital stock of, or other equity interests in, any Foreign Subsidiary of the Borrower to a wholly-owned Subsidiary of the Borrower; provided that in either case such transfer shall not cause a Domestic Subsidiary to become a Foreign Subsidiary;
     (d) the sale or other disposition by the Borrower or any of its Subsidiaries of other assets consummated after the Closing Date; provided that (i) such sale or other disposition shall be made for fair value on an arm’s length basis, (ii) the aggregate fair market value of all such assets sold or disposed of under this clause after the Closing Date shall not exceed $10,000,000 and (iii) the Net Cash Sale Proceeds from such sale or other disposition shall be applied to the outstanding Obligations; provided that in the event that such Net Cash Proceeds would be applied to LIBOR Rate Loans on a day that is not the last day of the Interest Period with respect thereto, such Net Cash Proceeds shall, at the Borrower’s option, as long as no Default or Event of Default has occurred and is continuing, be held by the Borrower and applied to such LIBOR Rate Loans on the last day of the respective Interest Periods for such LIBOR Rate Loans next ending most closely to the date of receipt of such Net Cash Proceeds; and
     (e) the sale or transfer by the Borrower or any of its Subsidiaries of any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred; provided that the aggregate fair market value of all property so disposed shall not exceed $10,000,000.
     9.6. Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay, redeem or repurchase any of the Subordinated Debt.

     9.7. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the candle, home fragrance and/or accessories/gifts and related business.
     9.8. Fiscal Year. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its Fiscal Year from that set forth in §7.4.1, unless the Borrower shall have given at least forty-five (45) days prior written notice thereof to the Administrative Agent.
     9.9. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business; provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.
     9.10. Hedging Agreement. The Borrower will not, and will not permit any of it Subsidiaries to, enter into an Hedging Agreement, other than such contracts, arrangements or transactions entered into in the ordinary course of business for the purpose of hedging (a) any asset or obligation of the Borrower or any of its Subsidiaries with respect to their operations outside of the United States, (b) the interest rate exposure of the Borrower or any of its Subsidiaries, and (c) the purchase requirements of the Borrower or any of its Subsidiaries with respect to raw materials and inventory.
10. FINANCIAL COVENANTS.
     The Borrower covenants and agrees that, so long as any Loan, Swing Line Loan, Unpaid Reimbursement Obligation, Letter of Credit or Tranche A Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to make any Swing Line Loans or the Issuing Lender has any obligation to issue, extend or renew any Letters of Credit:
     10.1. Leverage Ratio. The Borrower shall not permit the Leverage Ratio, as of the end of any Reference Period, to exceed 3.00:1.00, measured quarterly.
     10.2. Fixed Charge Coverage The Borrower will not permit the Fixed Charge Coverage Ratio, as of the end of any Reference Period, to be less than 2:00:1.00, measured quarterly.
     10.3. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth to be less than $1.00 at any time.
11. CLOSING CONDITIONS.
     The obligations of the Lenders to make the initial Loans, of the Administrative Agent to make initial Swing Line Loans and of the Issuing Lender to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:
     11.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.
     11.2. Certified Copies of Governing Documents. Each of the Lenders shall have received from the Borrower a certificate of a duly authorized officer certifying that there have been no changes to any of its Governing Documents since the Closing Date (as defined in the Existing Credit Agreement).
     11.3. Corporate or Other Action. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.
     11.4. Incumbency Certificate. Each of the Lenders shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) in the case of the Borrower, to make Tranche A Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.
     11.5. [Intentionally Omitted].
     11.6. [Intentionally Omitted].
     11.7. [Intentionally Omitted].
     11.8. Opinion of Counsel. The Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Borrower;
     11.9. Payment of Fees. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to §§4.6 and 5.1 and all fees costs and expenses incurred by the Administrative Agent in connection with the preparation and execution of the Credit Agreement and the other Loan Documents.
     11.10. [Intentionally Omitted].
     11.11. Good Standing Certificates. The Administrative Agent shall have received, with a copy for each Bank, a certificate from the applicable Secretary of State, or other applicable appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and each Subsidiary Guarantor in the jurisdiction of its incorporation.
     11.12. [Intentionally Omitted].
     11.13. Existing Indebtedness. No material Indebtedness, other than the Indebtedness described on Schedule 9.1 hereto, shall exist, and the Lenders shall be reasonably satisfied with the terms and conditions of all Indebtedness, if any, of the Borrower and its Subsidiaries.
     11.14. Existing Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect other than as described on Schedule 7.7 hereto.
     11.15. No Event of Default. As of the date hereof, no Default or Event of Default shall have occurred and be continuing.
     11.16. No Material Adverse Changes, etc. Since the Balance Sheet Date, and as of the date hereof, there has been no event or occurrence which has had, or is reasonable likely to have, a Material Adverse Effect.
     11.17. Approvals, etc. The Borrower shall have received all necessary or required governmental and third party consents and approvals in connection with the transactions contemplated in this Credit Agreement, the lack of which would have a Material Adverse Effect and all applicable waiting periods shall have elapsed.
     11.18. [Intentionally Omitted].
     11.19. Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
12. CONDITIONS TO ALL BORROWINGS.
     The obligations of the Lenders to make any Loan, of the Administrative Agent to make any Swing Line Loan and of the Issuing Lender to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
     12.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or will result as a result of such Loans.
     12.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.
     12.3. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent’s Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

13. EVENTS OF DEFAULT; ACCELERATION; ETC.
     13.1. Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
     (a) the Borrower or any of its Subsidiaries shall fail to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any Reimbursement Obligation, or (ii) within five (5) days after the same becomes due, any interest on any Loan or on any Reimbursement Obligation, any fee due hereunder or other amount payable hereunder or under any other Loan Document;
     (b) the Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained in any of §§8.4, 8.5, 8.6, 8.8, 8.10, 8.11, 9 or 10;
     (c) the Borrower or any of its Subsidiaries shall fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days;
     (d) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any of its Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made;
     (e) the Borrower or any Subsidiary of the Borrower shall (A) fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Hedge Agreements) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;
     (f) the Borrower or any of its Subsidiaries (other than any Subsidiary which is a Non-Significant Subsidiary) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;
     (g) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries (other than any Subsidiary which is a Non-Significant Subsidiary) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;
     (h) there is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that would have individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order that are not promptly stayed, or (B) there is a period of twenty (20) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
     (i) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt, the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part or an offer to prepay, redeem or repurchase the Subordinated Debt in whole or in part shall have been made;
     (j) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, shall cease to be in full force and effect; or the Borrower or any of its Subsidiaries shall contest in any manner the validity or enforceability of any Loan Document; or the Borrower or any of its Subsidiaries shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke or rescind any Loan Document;
     (k) (i) an ERISA Reportable Event occurs with respect to a Guaranteed Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Guaranteed Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;
     (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of the business of the Borrower and its Subsidiaries, taken as a whole, and such order shall continue in effect for more than thirty (30) days; or
     (m) a Change of Control shall occur;
then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Tranche A Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §§13.1(f) or 13.1(g) all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.
     13.2. Termination of Commitments. If any one or more of the Events of Default specified in §13.1(f) or §13.1(g) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders and the Administrative Agent shall be relieved of all further obligations to make Loans, or, as the case may be, Swing Line Loans, to the Borrower and the Issuing Lender shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, (a) by notice to the Borrower, (i) terminate the unused portion of the credit hereunder, and (ii) upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders and the Administrative Agent shall be relieved of all further obligations to make Loans, or, as the case may be, Swing Line Loans, and the Issuing Lender shall be relieved of all further obligations to issue, extend or renew Letters of Credit and (b) exercise on behalf of itself and the Lenders all rights and remedies available to the Lenders under the Loans Documents and applicable law. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.
     13.3. Application of Funds. After the exercise of remedies provided for in §13.2 (or after the Loans have automatically become immediately due and payable and the Reimbursement Obligations have automatically been required to be collateralized as set forth in §4.2 (c)), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including attorney fees and expenses, and amounts payable under §5.6) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including attorney fees and expenses, and amounts payable under §5.6), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, Letter of Credit Fees and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Fees, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize the Maximum Drawing Amount; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Amounts used to cash collateralize the aggregate Maximum Drawing Amount pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

14. THE ADMINISTRATIVE AGENT.
     14.1. Authorization.
     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.
     (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term “Administrative Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.
     (c) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this §14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this §14 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.
     14.2. Employees and Administrative Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.
     14.3. No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to any Lender for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible to any Lender for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.
     14.4. No Representations. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Tranche A Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Tranche A Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Tranche A Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Tranche A Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Tranche A Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.
     14.5. Payments.
     14.5.1. Payments to Administrative Agent. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender’s pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.
     14.5.2. Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Tranche A Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
     14.5.3. Defaulting Lenders. Each Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondefaulting Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Defaulting Lender hereby authorizes the Administrative Agent to distribute such payments to the nondefaulting Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Defaulting Lender shall be deemed to have satisfied in full a default when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondefaulting Lenders, the Lenders’ respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such default and without giving effect to the nonpayment causing such default.
     14.6. Holders of Tranche A Notes. The Administrative Agent may deem and treat the payee of any Tranche A Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.
     14.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by §16.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Tranche A Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent’s willful misconduct or gross negligence.
     14.8. Administrative Agent as Lender. In its individual capacity, Citizens shall have the same obligations and the same rights, powers and privileges in respect to its Tranche A Commitment and the Loans made by it, and as the holder of any of the Tranche A Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.
     14.9. Resignation. The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and the Borrower; provided that any resignation by the Administrative Agent shall also constitute its resignation as Issuing Lender; provided further that, notwithstanding such Issuing Lender’s resignation, the Issuing Lender’s obligations to issue Letters of Credit hereunder shall continue until a successor Issuing Lender is appointed in accordance with the terms of this §14.9. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent and, unless the Required Lenders determine otherwise, such successor Administrative Agent shall also be the successor Issuing Lender. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P, and, unless the Required Lenders determine otherwise, such successor Administrative Agent shall also be the successor Issuing Lender; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such appointment (such consent of the Borrower not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Issuing Lender, and the retiring Administrative Agent and Issuing Lender shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s and Issuing Lender’s resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent and as Issuing Lender.
     14.10. Administrative Agent May File Proofs of Claim.
     (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan, Reimbursement Obligation or Unpaid Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:
     (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations or Unpaid

Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under §§2.2, 4.6, 5.1 and 16.2) allowed in such proceeding or under any such assignment; and
     (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
     (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, nevertheless to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under §§2.2, 4.6, 5.1 and 16.2.
     (c) Nothing contained herein shall authorize the Administrative Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.
     14.11. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this §14.11 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.
     14.12. [Intentionally Omitted].
15. SUCCESSORS AND ASSIGNS.
     15.1. General Conditions. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of §15.2, (b) by way of participation in accordance with the provisions of §15.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of §15.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §15.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.
     15.2. Assignments. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Tranche A Commitment and the Loans at the time owing to it); provided that:

     (a) except in the cases of an assignment of the entire remaining amount of the assigning Lender’s Tranche A Commitment and the Loans at the time owing to it or of an assignment to a Lender or a Lender Affiliate that is not an Approved Fund, the aggregate amount of the Tranche A Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Tranche Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);
     (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Tranche A Commitment assigned, it being understood that non-pro rata assignments of or among any of the Tranche A Commitments, the Loans, Reimbursement Obligations are not permitted;
     (c) (i) any assignment of a Tranche A Commitment must be approved by the Administrative Agent (such approval of the Administrative Agent not to be unreasonably withheld) unless the Person that is the proposed assignee is itself a Lender with a Tranche A Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) and (ii) unless such assignment is to a Lender or a Lender Affiliate that is not an Approved Fund , so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment (such consent of the Borrower not to be unreasonably withheld); and
     (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to §15.3, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Acceptance have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of (i) §§5.2.2, 5.6, 5.7, and 5.9 with respect to facts and circumstances occurring prior to the effective date of such assignment and (ii) §16.3 notwithstanding such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §15.4. Upon request, the Borrower (at its expense) shall execute and deliver Tranche A Note(s) to the assignee Lender.
     15.3. Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Tranche A Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the

Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     15.4. Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Tranche A Commitment and/or the Loans owing to it); provided that (a) such Lender’s obligations under this Credit Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Tranche A Commitment of such Lender as it relates to such Participant, reduce the amount of the Tranche A Commitment Fee, Utilization Fee or Letter of Credit Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to §15.5, the Borrower agrees that each Participant shall be entitled to the benefits of §§5.2.2, 5.6, 5.7 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §15.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of §16.1 as though it were a Lender, provided such Participant agrees to be subject to §16.1 as though it were a Lender.
     15.5. Payments to Participants. A Participant shall not be entitled to receive any greater payment under §§5.2.2, 5.6 and 5.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of §5.2.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with §5.2.3 as though it were a Lender.
     15.6. Miscellaneous Assignment Provisions. A Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrower or Administrative Agent hereunder. If any Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Lenders, appoint another Lender to act as a Reference Lender hereunder.

16. PROVISIONS OF GENERAL APPLICATIONS.
     16.1. Setoff. The Borrower hereby grants to the Administrative Agent and each of the Lenders a right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agree with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Tranche A Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Tranche A Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Tranche A Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Tranche A Note or Tranche A Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Tranche A Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Tranche A Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
     16.2. Expenses. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any (excluding, in any event, taxes covered by §5.2.2), which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Credit Agreement, the other Loan Documents and any such other documents, (c) the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the reasonable fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender’s or the Administrative Agent’s relationship with the Borrower or any of its Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches. The covenants contained in this §16.2 shall survive payment or satisfaction in full of all other obligations.
     16.3. Indemnification. The Borrower agrees to indemnify and hold harmless the Administrative Agent, its affiliates and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, any actual or alleged presence or release of Hazardous Substances on or from any Real Estate, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of the otherwise indemnified party. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this §16.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this §16.3 shall survive payment or satisfaction in full of all other Obligations.
     16.4. Treatment of Certain Confidential Information.
     16.4.1. Confidentiality. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement and any disclosure permitted hereunder shall be on a need to know basis. Subject to clause (a) of this §16.4.1, the Lenders and the Administrative Agent shall presume that any information supplied to it by the Borrower or any of its Subsidiaries is non-public information. Notwithstanding the foregoing, nothing herein shall limit the disclosure of any such information in connection with this Credit Agreement and the transactions contemplated hereby (a) after such information shall have become public other than through a violation of this §16.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent or any Lender, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by provisions substantially the same as those of this §16.4 or (i) with the consent of the Borrower.
     16.4.2. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.
     16.4.3. Other. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this §16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.
     16.5. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the Tranche A Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Tranche A Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.
     16.6. Notices. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Tranche A Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:
     (a) if to the Borrower, at 16 Yankee Candle Way, South Deerfield, Massachusetts, USA, Attention: Robert R. Spellman, Senior Vice President, Finance and Chief Financial Officer,

or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;
     (b) if to the Administrative Agent, at 28 State Street, Boston, Massachusetts 02109, USA, Attention: Daniel G. Bernard, Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and
     (c) if to any Lender, at such Lender’s address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.
     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.
     16.7. Governing Law. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §16.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
     16.8. Headings. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
     16.9. Counterparts. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.
     16.10. Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §16.12.

     16.11. Waiver of Jury Trial. EACH PARTY TO THIS CREDIT AGREEMENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE TRANCHE A NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each party to this Credit Agreement hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.
     16.12. Consents, Amendments, Waivers, Etc. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:
     (a) without the written consent of the Borrower and each Lender directly affected thereby:
     (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Tranche A Notes or the amount of the Tranche A Commitment Fee, the Utilization Fee or Letter of Credit Fees (other than interest accruing pursuant to §5.10 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);
     (ii) increase the amount of such Lender’s Tranche A Commitment or extend the expiration date of such Lender’s Tranche A Commitment;
     (iii) postpone or extend the Tranche A Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the Default Rate pursuant to §5.10, and (B) any vote to rescind any acceleration made pursuant to §13.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders); and

     (iv) other than pursuant to a transaction permitted by the terms of this Credit Agreement (including, without limitation, the sale of a Subsidiary Guarantor), release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties;
     (b) without the written consent of all of the Lenders, amend or waive this §16.12 or the definition of Required Lenders;
     (c) without the written consent of the Administrative Agent, amend or waive §2.6.3, §14 or any other provision applicable to the Administrative Agent; and
     (d) without the written consent of the Issuing Lender, amend or waive this §16.12(d) or any provision in §4.
No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
     16.13. Severability. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.
     16.14. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

THE YANKEE CANDLE COMPANY, INC.

By:	/s/ Bruce H. Besanko

	Name:	Bruce H. Besanko
	Title:	Senior Vice President, Finance and
Chief Financial Officer

CITIZENS BANK OF MASSACHUSETTS,
individually and as Administrative Agent

By:	/s/ Daniel Bernard
Name: Daniel Bernard
Title: Senior Vice President

Exhibit A
FORM OF
TRANCHE A NOTE

$	April ___, 2006
     FOR VALUE RECEIVED, the undersigned THE YANKEE CANDLE COMPANY, INC., a Massachusetts corporation (the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), at the Lender’s office at                                                             :
     (a) prior to or on the Tranche A Loan Maturity Date the principal amount of                                          Dollars ($                                        ) or, if less, the aggregate unpaid principal amount of Tranche A Loans advanced by the Lender to the Borrower pursuant to the Revolving Credit Agreement dated as of April 25, 2006 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrower, the Lender, the other Lenders listed on Schedule 1 thereto and Citizens Bank of Massachusetts as agent for itself and such other lending institutions (the “Administrative Agent”);
     (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and
     (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.
     This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
     The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Tranche A Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Tranche A Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Tranche A Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Tranche A Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

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     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.
     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
     No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.
     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives, unless required by the Credit Agreement and the other Loan Documents, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
     THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §16.6 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the undersigned has caused this Tranche A Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

THE YANKEE CANDLE COMPANY, INC.

By:
Title:

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@@

			Amount of	Balance of
		Amount	Principal Paid	Principal	Notation
	Date	of Loan	or Prepaid	Unpaid	Made By:

@@

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EXHIBIT B
FORM OF LOAN REQUEST
                     ___, 200_
Citizens Bank of Massachusetts
28 State Street
Boston, Massachusetts 02109
Attention: Daniel G. Bernard
Ladies and Gentlemen:
     Reference is hereby made to that certain Revolving Credit Agreement dated as of April 25, 2006 (as the same may be amended and in effect from time to time, the “Credit Agreement”), by and among The Yankee Candle Company, Inc. (the “Borrower”), Citizens Bank of Massachusetts and the other lending institutions listed on Schedule 1 thereto (the “Lenders”) and Citizens Bank of Massachusetts, as administrative agent for itself and the other Lenders (the “Administrative Agent”). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
     Pursuant to §2.6.1 of the Credit Agreement, the undersigned hereby requests that a Tranche A Loan consisting of a [Base Rate Loan in the principal amount of $                    ] [LIBOR Rate Loan in the principal amount of $                     with an Interest Period of                                         ] be made on                      ___, 20___ to the Borrower. This request is irrevocable and binding on the Borrower and obligates the Borrower to accept the requested Tranche A Loan on such date.
     I hereby certify (a) that, on today’s date, after giving effect to the requested Tranche A Loan, the aggregate outstanding principal amount of the Tranche A Loans is $                    , the Maximum Drawing Amount of all Letters of Credit is $0 and the Unpaid Reimbursement Obligations are $0; (b) that the Borrower, will use the proceeds of the requested Tranche A Loan in accordance with the provisions of §8.10 of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement, changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and changes disclosed to the Lenders in writing and accepted by the Lenders, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.
[Remainder of page intentionally left blank]

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Very truly yours,

THE YANKEE CANDLE COMPANY, INC.

By:
Name:
Title:

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EXHIBIT C
FORM OF
COMPLIANCE CERTIFICATE
                       200__
To the Lenders Party to the Credit Agreement referred to below
c/o Citizens Bank of Massachusetts, as Administrative Agent
28 State Street
Boston, Massachusetts 02109
Attn: Daniel G. Bernard, Vice President
Ladies and Gentlemen:
     Reference is made to the Revolving Credit Agreement, dated as of April 25, 2006 (as amended and in effect from time to time, the “Credit Agreement”), by and among The Yankee Candle Company, Inc. (the “Borrower”), Citizens Bank of Massachusetts and the other lenders listed on Schedule 1 thereto (collectively, the “Lenders”) and Citizens Bank of Massachusetts as administrative agent for itself and such other Lenders (in such capacity, the “Administrative Agent”). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
     Pursuant to §8.4(f) of the Credit Agreement, the principal financial or accounting officer of the Borrower hereby certifies to each of you that: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the Fiscal [Year] [Quarter] ended                                         , 20___; (b) to the best of the undersigned’s knowledge, each of the Borrower and its Subsidiaries has observed and performed all of its covenants and other agreements, and satisfied every applicable condition, contained in the Credit Agreement, the Notes and the other Loan Documents to be observed, performed or satisfied by it, and, as of the date hereof, the undersigned has obtained no knowledge of any Default or Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and subject to year-end adjustments).
     IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.

THE YANKEE CANDLE COMPANY, INC.

By:
Name:
Title:

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EXHIBIT D
FORM OF
ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate of [identify Lender]1]

3. Borrower:	The Yankee Candle Company, Inc.

4. Administrative Agent:	Citizens Bank of Massachusetts
as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Revolving Credit Agreement dated as of April 25, 2006 among The Yankee Candle Company, Inc., the Lenders parties thereto,

[1]	Select as applicable.

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Citizens Bank of Massachusetts, as Administrative Agent, and the other agents parties thereto.
6. Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for	Commitment/Loans	Percentage Assigned of
Facility Assigned	all Lenders*	Assigned*	Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%
[7. Trade Date:                     ]3
Effective Date:                      ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:
[Consented to and]4 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:][5]

[NAME OF RELEVANT PARTY]

By:
Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Borrower and/or other parties (e.g., Issuing Lender) is required by the terms of the Credit Agreement.

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ANNEX 1
[The Revolving Credit Agreement dated as of April 25, 2006 among The Yankee Candle Company, Inc., the Lenders parties thereto and Citizens Bank of Massachusetts, as Administrative Agent.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to §§7.4 and 8.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
          3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment

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and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

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EXHIBIT E
FORM OF SUBSIDIARY GUARANTY
     GUARANTY, dated as of                      ___, ___by                     , a[an]                                          (the “Guarantor”) in favor of (i) Citizens Bank of Massachusetts, as agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other banking institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to that certain Revolving Credit Agreement dated as of April 25, 2006 (as amended and in effect from time to time, the “Credit Agreement”), among The Yankee Candle Company, Inc., a Massachusetts corporation (the “Borrower”), the Lenders and the Administrative Agent and (ii) each of the Lenders.
     WHEREAS, the Borrower owns, directly or indirectly, ___% of the issued and outstanding stock of, or other equity interests in, the Guarantor;
     WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);
     WHEREAS, it is a condition precedent to the Lenders’ making any loans or otherwise extending credit to the Borrower under the Credit Agreement that the Guarantor execute and deliver to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a guaranty substantially in the form hereof; and
     WHEREAS, the Guarantor wishes to guaranty the Borrower’s obligations to the Lenders and the Administrative Agent under or in respect of the Credit Agreement as provided herein;
     NOW, THEREFORE, the Guarantor hereby agrees with the Lenders and the Administrative Agent as follows:
1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.
2. Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Lenders and the Administrative Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Obligations from the Borrower or resort to any collateral security (if any) or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Administrative Agent on any number of occasions. All payments by the Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Lenders and the Administrative Agent.
3. Guarantor’s Agreement to Pay Enforcement Costs, etc. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs

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and expenses (including court costs and legal expenses) incurred or expended by the Administrative Agent or any Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment, whether before or after judgment, at the Default Rate set forth in §5.10 of the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.
4. Waivers by Guarantor; Lender’s Freedom to Act. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral security (if any) or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral (if any) securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent or any Lender might have in such collateral security (if any) or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Administrative Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Administrative Agent’s or such Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.
5. Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

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6. Subrogation; Subordination.
6.1. Waiver of Rights Against Borrower. Until the final payment and performance in full of all of the Obligations: (i) the Guarantor shall not exercise and hereby waives any rights against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; (ii) the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower; and (iii) the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any Lender.
6.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Lenders and the Administrative Agent and be paid over to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
6.3. Provisions Supplemental. The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Lenders and the Administrative Agent under any separate subordination agreement which the Administrative Agent may at any time and from time to time enter into with the Guarantor for the benefit of the Lenders and the Administrative Agent.
7. Security; Setoff. The Guarantor grants to each of the Administrative Agent and the Lenders, as security for the full and punctual payment and performance of all of the Guarantor’s obligations hereunder, a right of setoff , upon and against, all securities or other property belonging to the Guarantor now or hereafter held by the Administrative Agent or such Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Administrative Agent or such Lender to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral security (if any) or other means of obtaining payment of any of the Obligations, if any Event of Default shall have occurred, each of the Administrative Agent and the Lenders is hereby authorized, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Administrative Agent or such Lender shall have made any demand under this Guaranty.
8. Further Assurances. The Guarantor agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lenders and the Administrative Agent hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by the Guarantor concerning the financial condition of the Borrower and that the Guarantor will look to the Borrower and not to the Administrative Agent or any Lender in order for the Guarantor to keep adequately informed of changes in the Borrower’s financial condition.
9. Termination; Reinstatement. This Guaranty shall remain in full force and effect until the Administrative Agent is given written notice of the Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the

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Administrative Agent at the address of the Administrative Agent for notices set forth in §16.6 of the Credit Agreement. No such notice shall affect any rights of the Administrative Agent or any Lender hereunder, including without limitation the rights set forth in §§4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.
10. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein, all in accordance with §15 of the Credit Agreement. The Guarantor may not assign any of its obligations hereunder.
11. Amendments and Waivers. Any terms of this Guaranty may be amended, and the performance or observance by the Guarantor of any term of this Guaranty may be waived (either generally or in a particular instance and either retroactively or prospectively) only in accordance with the terms of §16.12 of the Credit Agreement. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
12. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Administrative Agent, at the address for notices to the Administrative Agent set forth in §16.6 of the Credit Agreement, or at such address as either party may designate in writing to the other.
13. Governing Law; Consent to Jurisdiction. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in §12. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.
14. Waiver of Jury Trial. THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (i) certifies that neither the Administrative Agent or any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender

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would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this §14.
15. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.
     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

By:
Title: *

Address:

Telex:

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SCHEDULE 1
Lenders, Commitment Percentages, Lending Offices

	Tranche A	Tranche A Commitment
Lender	Commitment	Percentage
Citizens Bank of Massachusetts
28 State Street	$100,000,000	100%
Boston MA 02109

Total	$100,000,000	100%

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SCHEDULE 7.3
TITLE TO PROPERTIES; LEASES
None.

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SCHEDULE 7.5
RESTRICTED PAYMENTS
From December 31, 2005 through the end of business on April 24, 2006, the Borrower made Restricted Payments in the aggregate amount of $0.

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SCHEDULE 7.7
LITIGATION
None.

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SCHEDULE 7.17
ENVIRONMENTAL COMPLIANCE
None.

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SCHEDULE 7.18
SUBSIDIARIES
Yankee Candle Company (Europe) Ltd. (UK)
Unit 2, Britannia Road, Patchway, Bristol, UK BS34 5TA
Quality Gift Distributors, Inc. (DE), 16 Yankee Candle Way, South Deerfield, MA
Yankee Candle Restaurant, Corp. (DE), 16 Yankee Candle Way, South Deerfield, MA
Aroma Naturals, Inc. (DE), 16 Yankee Candle Way, South Deerfield, MA

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SCHEDULE 9.1
INDEBTEDNESS
None.

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SCHEDULE 9.2.1
LIENS
Cash collateral held by Citizen’s Bank securing multiple Letter of Credits for the total face amount of $2,597,574.00 issued by Citizen’s Bank in favor of The Traveller’s Indemnity Company, Iivrry International Ltd, DeWan and Sons, Dior International Ltd, India International Exporters, Kohlnoor Crafts Through World Trade Development, Inc., Quanzhou Jianwen Craft Co. Ltd, Universal Candle Company, Ltd and Victradco, Ltd.
The following UCC filings at the Massachusetts Secretary of State:

Independence Center LLC
UCC Filing number			PCK Development Company, LLC
200427992050	3/5/04	UCC-1	Crossgates Mall Company, LP

UCC Filing number
200428373010	3/19/04	UCC-1	Madison Square Associates, LTD

UCC Filing number
200430251610	5/28/04	Amend	Madison Square Associates, LTD

UCC Filing number
200428656230	3/30/04	UCC-1	J.G. Saginaw LLC

UCC Filing number
200430251890	5/28/04	Amend	J.G. Saginaw LLC

UCC Filing number
200536777320	02/23/05	UCC-1	York Galleria Limited Partnership

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SCHEDULE 9.3
INVESTMENTS
None.

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